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                                                                   Exhibit 10.26

                                 MUTUAL RELEASE

         This MUTUAL RELEASE (this "Release") is made this 17/th/ day of July, 2002, among JAMES VENTURES, L.P., a Texas limited partnership, ROBERT BELFER, an individual resident of the State of New York, LJH LTD., a Texas limited partnership and success-in-interest to LJH Corporation, and DON A. SANDERS, an individual resident of the State of Texas (collectively, the "AVS Investors," and individually an "AVS Investor"); J. WILLIAM BOYAR, an individual resident of the State of Texas not individually but solely as trustee for the AVS Investors (the "AVS Investor Trustee"); BANK OF AMERICA, N.A. ("BofA"), in its capacity as "Agent" (as defined below); each of the Lenders identified on the signature pages below (each a "Lender" and, collectively, the "Lenders"); and BANC OF AMERICA SECURITIES LLC, in its capacity as "Syndication Agent" (as defined below).

                                    Preamble:

         Kellstrom Industries, Inc. ("Kellstrom") and certain of its subsidiaries (together with Kellstrom, the "Borrowers") entered into a certain Amended and Restated Loan and Security Agreement dated as of December 14, 1998 (as amended, the "Loan Agreement"), with various financial institutions as lenders (the "Lenders"), BofA as agent for the Lenders (in such capacity, the "Agent"), and Banc of America Securities LLC as syndication agent (in such capacity, the "Syndication Agent"), pursuant to which Lenders from time to time made loans to Borrowers secured by all or substantially all of each Borrower's assets. To induce Lenders to make loans to Borrowers pursuant to the terms of the Loan Agreement, AVS Investors procured certain standby letters of credit for Agent as beneficiary, for itself and for the ratable benefit of Lenders, in the aggregate face amount of $8,000,000 (the "AVS Investor Letters of Credit").

         On or about October 17 and 18, 2001, BofA submitted draw requests under each of the AVS Investor Letters of Credit, with the result that the aggregate amount of $8,000,000 was received by BofA for the ratable benefit of Lenders and applied to the obligations then outstanding under the Loan Agreement. AVS Investors contend that BofA's draws under the AVS Investor Letters of Credit were not authorized. BofA, in turn, denies such contention by the AVS Investors.

         Kellstrom, TIMCO Aviation Services, Inc., a Delaware corporation formerly known as Aviation Sales Company ("AVS"), and Aviation Sales Distribution Services Company, a Delaware corporation ("AVSDC"), are parties to a certain Post-Closing Resolution Agreement dated as of June 10, 2002 (as at any time amended, the "Resolution Agreement"), pursuant to which, subject to the approval of the United States Bankruptcy Court for the District of Delaware and satisfaction of all conditions precedent set forth therein, the parties have agreed to settle various claims that each party thereto may have against the others.

         In connection with the Resolution Agreement, Agent, Syndication Agent, Lenders, AVS Investors and AVS Investor Trustee are entering into a Proceeds Sharing Agreement dated July ___, 2002 (the "Sharing Agreement"). A condition to the effectiveness of the agreements contained in the Sharing Agreement is the execution and delivery of this Release by the parties hereto.

         Agent, Syndication Agent and Lenders, on the one hand, and AVS Investors and AVS Investor Trustee, on the other hand, desire that the Sharing Agreement become effective and, therefore, are willing to execute and

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deliver this Release to release, among things, all disputes and claims arising from or relating to the AVS Investor Letters of Credit.

         NOW, THEREFORE, in consideration of the premises and the mutual releases and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         Section 1. Definitions. As used herein, the following terms shall have the following meanings ascribed to them:

                  "AVS Investor Indebtedness" shall mean indebtedness of any Borrower to any AVS Investor under or with respect to any AVS Investor Letter of Credit Document.

                  "AVS Investor Intercreditor Agreement" shall mean the intercreditor agreement dated as of December 1, 2000, between Agent and AVS Investors with respect to the liens of AVS Investors arising from the AVS Investor Letter of Credit Documents, as at any time amended.

                  "AVS Investor Letter of Credit Documents" shall mean all documents executed and/or delivered in connection with any AVS Investor Letter of Credit, including, without limitation, that certain Purchase and Sale Agreement between AVS Investor Trustee and Kellstrom dated December 1, 2000, and all reimbursement agreements, warrants, promissory notes, credit agreements, certificates and other documents with respect thereto, in each case as amended from time to time.

                  "AVSDC Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement among Kellstrom, AVS and AVSDC dated as of September 20, 2000, as amended by four letter agreements dated as of September 20, 2000, a letter agreement dated as of November 14, 2000, a letter agreement dated as of November 17, 2000, and a letter agreement dated as of December 1, 2000.

                  "AVSDC Asset Purchase Documents" shall mean, collectively, the AVSDC Asset Purchase Agreement, the KAV Consignment Agreement and each other agreement, instrument, certificate or other document executed and/or delivered in connection with the AVSDC Asset Purchase Agreement.

                  "AVSDC Leased Assets" shall mean certain assets of AVSDC consisting of real estate, equipment and fixtures which was leased by AVSDC to Kellstrom.

                  "Bank Group Members" shall mean Agent, Syndication Agent and Lenders, and, for purposes of Section 2 of this Release, their respective officers, directors, agents, attorneys, shareholders, subsidiaries, affiliates, successors and assigns.

                  "Claim" shall mean (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  "KAV" shall mean KAV Inventory, LLC, a Delaware limited liability company.

                  "KAV Consignment Agreement" shall mean that certain Consignment Agreement between Kellstrom and KAV dated as of December 1, 2000, as at any time amended.

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                  "Party" shall mean a person or entity who is a party to this
         Release.

                  "Sunrise Purchase Documents" shall mean that certain Purchase and Sale Agreement between AVS Investor Trustee and Kellstrom dated December 1, 2000, and all documents executed and/or delivered in connection therewith.

                  "VRDN Real Estate" shall mean Kellstrom's owned real property located at 1100 International Parkway, Sunrise, Florida.

         Section 2. Release of Bank Group Members. Each of the AVS Investors and the AVS Investor Trustee, for himself or itself (as appropriate) and its or his respective heirs, representatives, successors and assigns, hereby releases, acquits and forever discharges each of the Bank Group Members of and from any and all Claims of any nature whatsoever arising prior to or on the date hereof, which any of the AVS Investors or the AVS Investor Trustee ever had, now have or claim to have against the Bank Group Members, or any one or more of them, or which any of the AVS Investors or the AVS Investor Trustee at any time hereafter acquires, by reason of any matter, cause, or thing arising out of or relating to
(i) any of the AVS Investor Letters of Credit, the AVS Investor Letter of Credit Documents, the AVSDC Asset Purchase Documents, the AVS Investor Intercreditor Agreement, the KAV Consignment Agreement, or the Sunrise Purchase Documents, or any action or failure to act by any of the Bank Group Members under or in connection with any of the aforesaid documents; (ii) any of the AVS Investor Indebtedness; or (iii) the efforts by AVS Investors and AVS Investor Trustee, or any of them, to purchase the VRDN Real Estate from Kellstrom; provided, however, that the foregoing provisions of this Section 2 shall not be deemed in any manner whatsoever to release, waive, or otherwise affect any liability of any Bank Group Member in respect of any Claim arising solely under this Release or under the Proceeds Sharing Agreement.

         Section 3. Release of AVS Investors and AVS Investor Trustee. Each of the Bank Group Members, for itself and its respective successors and assigns, hereby releases, acquits and forever discharges each of the AVS Investors and the AVS Investor Trustee of and from any and all Claims of any nature whatsoever arising prior to or on the date hereof, which any of the Bank Group Members ever had, now have or claim to have against the AVS Investors and the AVS Investor Trustee, or any one or more of them, or which any of the Bank Group Members at any time hereafter acquires, by reason of any matter, cause, or thing arising out of or relating to (i) any of the AVS Investor Letters of Credit, the AVS Investor Letter of Credit Documents, the AVSDC Asset Purchase Documents, the AVS Investor Intercreditor Agreement, the KAV Consignment Agreement, or the Sunrise Purchase Documents, or any action or failure to act by any of the AVS Investors or the AVS Investor Trustee under or in connection with any of the aforesaid documents; (ii) any of the AVS Investor Indebtedness; or (iii) the efforts by AVS Investors and AVS Investor Trustee, or any of them, to purchase the VRDN Real Estate; provided, however, that the foregoing provisions of this Section 3 shall not be deemed in any manner whatsoever to release, waive or otherwise affect any liability of any AVS Investor or the AVS Investor Trustee in respect of any Claim arising solely under this Release or under the Proceeds Sharing Agreement.

         Section 4. Covenant Not To Sue. Each Party, for and on behalf of such Party and for each of such Party's respective successors, assigns, and personal representatives, covenants and agrees never to commence, aid in any way, prosecute or cause to be commenced or prosecuted, or permit any of its subsidiaries or affiliates to commence or prosecute, against any other Party hereto, any action, suit or other proceeding based upon a Claim that has been released pursuant to the terms of this Release.

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         Section 5.  Representations and Warranties. Each Bank Group Member
hereby represents and warrants to each of the AVS Investors and the AVS Investor Trustee that such Bank Group Member is duly authorized and empowered to execute this Release; that it has taken such actions as may be required to obtain corporate or shareholder approval for the execution and delivery of this Release; that the individual signing on its behalf below is duly authorized and empowered to execute this Release; and that it has not sold, assigned, transferred, conveyed, or otherwise disposed of any Claim relating to any matter covered by this Release. Each of the AVS Investors hereby represents and warrants to each Bank Group Member that such AVS Investor is duly authorized and empowered to execute this Release; that, in the case of any AVS Investor that is a corporation, it has taken such actions as may be required to obtain corporate or shareholder approval for the execution and delivery of this Release; that, in the case of each AVS Investor that is a corporation or limited partnership, the individual signing on its behalf below is duly authorized and empowered to execute this Release; that, in the case of each AVS Investor that is an individual, such individual is competent to execute and deliver this Release; and that such AVS Investor has not sold, assigned, transferred, conveyed, or otherwise disposed of any Claim relating to any matter covered by this Release. The AVS Investor Trustee hereby represents and warrants to each Bank Group Member that the AVS Investor Trustee is duly authorized and empowered to execute this Release; that AVS Investor Trustee is competent to execute and deliver this Release; and that AVS Investor Trustee has not sold, assigned, transferred, conveyed, or otherwise disposed of any Claim relating to any matter covered by this Release. Each of the Parties represents and warrants to each of the other Parties hereto that such representing and warranting Party has freely and voluntarily entered into and executed this Release, with the benefit of advice of counsel of such Party's own selection.

         Section 6. No Admission. This Release is made without admission or concession by any Party of any liability whatsoever on the part of such Party to any other Party. Without limiting the generality of the foregoing, each Bank Group Member expressly disputes the existence of any Claim in favor of any AVS Investor or the AVS Investor Trustee arising out of or relating to Agent's draws upon any of the AVS Investor Letters of Credit.

         Section 7. Acknowledgments. Each Party acknowledges and agrees that no other consideration has been or will be paid or furnished to such Party on account of or in connection with such Party's execution and delivery of this Release and that such Party has not made or relied upon any other warranty or representation or promise except as expressly set forth in this Release and the Sharing Agreement.

         Section 8. Mistake of Fact. If any fact with respect to which this Release is executed is hereafter found to be other than or different from what is now believed by any Party to be true, each Party hereto accepts and assumes the risk of such possible difference in fact and agrees that this Release shall be and remain effective, notwithstanding such difference in facts.

         Section 9. Complete Defense. This Release shall be a full and complete defense to and may be used as the basis for an injunction against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this Release.

         Section 10. Execution; Effectiveness; Waiver of Jury Trial. This Release may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In proving this Release in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such

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enforcement is sought. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. The effectiveness of this Release is subject to the execution and delivery of this Release by each Party shown on the signature pages hereof. Each of the Parties hereby waives any right that such Party may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Release, and this provision is material inducement for this Release.

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         Section 11. Miscellaneous. This Agreement, together with the Sharing
Agreement, expresses the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersedes any and all prior agreements or understandings, written or oral, express or implied; may not be amended except by written agreement of the Parties; shall be binding upon the parties hereto and their respective successors and assigns; and shall be governed in all respects by and construed in accordance with the internal laws of the State of Georgia.

         IN WITNESS WHEREOF, the Parties have caused this Release to be signed, sealed, and delivered on the day and year first above written.



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                [Signature Pages to Avs Investor Release Omitted]